UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road
East Rutherford, New Jersey 07073
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item  3.02.   Unregistered Sales of Equity Securities

On September 26, 2012, the registrant issued a press release announcing that it has secured an equity purchase commitment for up to $500,000 in total from the Chief Executive Officer, a director and an affiliate to the Company to be called upon at the Company’s discretion.

The stock subscription agreements provide for the sale of up to $500,000 of newly issued restricted shares at a price of $3.60 per share, the closing average price of Tel’s shares following the signing of the individual stock subscription agreements. A total of $300,000 of has been called upon by the Company and the Company will issue 83,333 shares of restricted stock in exchange for this amount to the three investors with an additional $200,000 of stock available to be issued at the Company’s discretion.  These stock purchase agreements have an expiration date of December 31, 2012.   This financing will be used for general business purposes.

The price was determined to be fair by a Special Valuation Committee of the Board, composed of Messrs. Robert H. Walker and Robert Rice, who did not participate in this share purchase.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description

99.1*	Press release dated September 26, 2012, “Tel-Instrument Electronics Corp Announces $300,000 Investment By CEO, Board Member and Affiliate”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: September 26, 2012	By:	/s/ Joseph P. Macaluso
Name: Joseph P. Macaluso
Title: Principal Accounting Officer